JPMorgan China Region Fund, Inc.

J.P.Morgan Asset Management

Benchmark[A]

80 % MSCI Golden Dragon Index (Net)
20 % CSI 300 Index (Net)

Investment objective

Long term capital appreciation through investments primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan and Macau.

Fund statistics

Fund manager	**Emerson Yip**
Listed	New York Stock Exchange
Net Assets (as at 31/05/17)	USD 130.15m
Launch date	16th July 1992
Dividends (Ex-dividend date)	USD 0.3446 (7 December 2016)
Actual Leverage[B]	**0.0%**

Performance data

(as at 31/05/17)



400
350
300
250
200
150
100
50
0
05/97 05/99 05/01 05/03 05/05 05/07 05/09 05/11 05/13 05/15 05/17
Share price
Net asset value
Benchmark[A]

Cumulative performance (as at 31/05/17)

%	1 mth	3 mths	2017 YTD	1 year	3 year	5 year	10 years
Share price	**3.2**	**10.6**	**26.4**	**34.8**	**47.3**	**83.9**	**100.9**
Net asset value	**2.1**	**9.6**	**19.6**	**22.7**	**31.4**	**63.4**	**56.7**
Benchmark[A]	3.9	7.8	17.9	25.4	32.8	58.5	69.2

Rolling 12 month performance (as at 31/05/17)

%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
Share price	**34.8**	**-21.6**	**39.3**	**4.0**	**20.1**
Net asset value	**22.7**	**-25.8**	**44.3**	**2.8**	**21.0**
Benchmark[A]	25.4	-25.3	41.8	2.6	16.3

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate and shares, when sold, may be worth more or less than original cost. Current performance may be lower or higher than the performance data quoted. All return data includes investment management fees, administrative and custodial charges, bank loan expenses and assumes the reinvestment of all distributions. Returns for periods less than one year are not annualized.

Market capitalization breakdown

(as at 31/05/17)

(Large Cap > USD 2bn, Mid Cap USD 500m - USD 2bn, Small Cap < USD 500m)



1.0
0.8
0.6
0.4
0.2
0
0.6
0.1
0.0 0.0
0.0 0.0
Fund Bmark
Large Cap
1 Stocks
Fund Bmark
Mid Cap
0 Stocks
Fund Bmark
Small Cap
0 Stocks

Total number of stocks in the Fund's portfolio: 1

Top holding

(as at 31/05/17)

Holding	Fund %
Hangzhou Hikvision Digital Technology	0.6
Sub-Total	0.6

Sector

(as at 31/05/17)



Fund %
0.6% Information Technology
99.4% Liquidity
100.0% Total

[A] Customized benchmark - 80% MSCI Golden Dragon Index (NDR), 20% CSI 300 Index (Net), Prior to 13-Apr-2012, MSCI Golden Dragon Index (NDR), Prior to 1-Mar-2001, 25% TWII, 20% BNPPCI, 50% MSCI HK, 5% HSBC; Prior to 1-Mar-1999, 60% HK SE All Ordinaries, 30% CLSA China B, 10% Taiwan SE Weighted; Prior to 1-Jan-1997, Peregrine Greater China Index.

Formerly JF China Region Fund, Inc., the Fund name was changed on 06/12/13.

[B] Actual leverage represents the excess amount above shareholders' funds of total assets less cash/cash equivalents, expressed as a percentage of shareholders' funds. If the amount calculated is negative, this represents a net cash position.

Fund information

Share price	**USD 19.70**
NAV per share	USD 20.19
	Discount (-) / Premium
Current	-2.4%
Shares in issue	6,447,637

Fund code

Bloomberg	JFC US
ISIN	US46614T1079
Sedol	2471392

Portfolio

(as at 31/05/17)

Fund %	
0.6%	China - 'A' Shares
99.4%	Net Liquidity
100.0%	Total

Portfolio review

(as at 31/05/17)

Greater China equity markets rose on the back of good corporate earnings and better policy coordination in China. U.S. yields and the dollar drifted downwards as stimulus optimism faded, opening up greater policy flexibility for China. MSCI China led as market sentiment was lifted with PBOC stepping in to cushion liquidity tightness experienced amid continuous regulatory scrutiny on shadow banking-financed investments. MSCI Hong Kong rose against a backdrop of continuous strong primary property sales momentum despite more property financing tightening measures initiated by HKMA. MSCI Taiwan was also higher with the start of a new iPhone production ramp and the stabilization of the Taiwanese dollar against the U.S. dollar during the period.

Market outlook

(as at 31/05/17)

While macro-economic optimism has likely peaked in the near-term, the still substantial underlying economic strength in China affords policy-makers room to rein back stimulus policies and to normalize financial conditions. Corporate earnings have generally been encouraging and consequently, we continue to expect rising markets albeit with market leadership shifting away from cyclicals. We have continued to reduce financials and cyclical exposure in favor of consumer and utilities; otherwise our sector strategy remains unchanged.

Further information

Investment Adviser: JF International Management Inc.
Website: www.jpmchinaregionfund.com
Administration: Lucy Dina +44 (0)20 7742 3735

Full portfolio holdings

(as at 31/05/17)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Liquidity	**129,317,949**	**99.4**
Net Liquidity	129,317,949	99.4
Information Technology	**832,122**	**0.6**
HANGZHOU HIKVISION DIGITAL TECHNOLOGY CO LTD	832,122	0.6
Grand Total	**130,150,071**	**100.0**

Source: J.P. Morgan, Reuters, Bloomberg

Benchmark Source: MSCI. The MSCI data is comprised of a custom index calculated by MSCI for, and as requested by, JPMAM (UK). The MSCI data is for internal use only and may not be redistributed or used in connection with creating or offering any securities, financial products or indices. Neither MSCI nor any other third party involved in or related to compiling, computing or creating the MSCI data (the "MSCI Parties") makes any express or implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and the MSCI Parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to such data. Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

All equity indices stated as 'Net' are calculated net of tax as per the standard published approach by the index vendor unless stated otherwise.

This material should not be relied on as including sufficient information to support an investment decision. US recipients of this information that wish to receive further information or effect transactions in the Fund's shares should contact JPM New York and not other brokers who may be listed in this report.

This document contains information concerning the performance of JF Investment Companies. It does not constitute or contain, and may not be used for the purposes of or in connection with, any offer or invitation or solicitation by or on behalf of any of the investment companies described herein to subscribe for or to purchase securities by anyone in any jurisdiction in which such offer, invitation or solicitation is not authorised, or to any person to whom it is unlawful to make such offer, invitation or solicitation.

There is no assurance that the Fund will achieve its investment objective. You should remember that past performance is not a guide to the future. The price of investments and the income from them may fall as well as rise and you may not get back the full amount invested. All performance assumes reinvestment of all dividends and capital gain distributions. Total return based on share price reflects changes in market value. Total return based on net asset value reflects changes in the Fund's net asset value during each period. Shares of the Fund may trade above or below its net asset value. Current performance may be lower or higher than the performance data quoted. When a subscription involves a foreign exchange transaction, it may be subject to the fluctuations of currency values. Exchange rates may also cause the value of underlying overseas investments to go up or down. Investments in emerging markets may involve a higher element of risk due political and economic instability and underdeveloped markets and systems. Investments in smaller companies may involve a higher degree of risk as markets are usually more sensitive to price movements. Concentrating investments in the greater China region subjects the Fund to more volatility and greater risk of loss than geographically diverse funds. The views expressed herein are not to be taken as advice or a recommendation to buy or sell any investment.